CITIGROUP ALTERNATIVE INVESTMENTS TRUST

                                POWER OF ATTORNEY



The person whose signature appears below hereby appoints Reaz Islam, Jeffrey Traum and Joshua Cherry and each of them, each of whom may act without the joinder of the other, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange
Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Citigroup Alternative Investments Trust.



/S/
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Name:
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Title:   Trustee


Date: